Exhibit 10.12

Notice of Amendment to

Restricted Stock Agreement under the

HMN Financial, Inc. 2009 Equity Incentive Plan

Participant:___________________________

Number of Shares Subject to Award:______________

Grant Date:____________________

In accordance with Section 16(c) of the HMN Financial, Inc. 2009 Equity Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of HMN Financial, Inc. (the “Company”) has amended the above referenced Restricted Stock Agreement between the Participant and the Company (the “Agreement”), effective ____________, 2016, as follows:

1.	By inserting the words “or subsection (c)” after the words “subsection (b)” in subsection (a) of Section 3; and

2.	By adding the following subsection (c) to Section 3:

“(c)     All outstanding Restricted Shares shall immediately vest and become Vested Shares on the date a Change in Control occurs or a Corporate Transaction of the type described in clauses (i) and (ii) of the definition of “Corporate Transaction” occurs.”

In all other respects, the Agreement remains in full force and effect in accordance with its original terms.

HMN FINANCIAL, INC. By:___________________________________ Title:__________________________________